Exhibit 99.1

Novo Integrated Sciences Signs LOIs to Acquire Seven Pharmacies in the United States

In total, the pharmacies collectively generated approximately $55 million in annualized sales in 2020

Contemplated all-stock transactions would establish the Company’s footprint in the U.S. to leverage its multidisciplinary health care products and services

BELLEVUE, Wash., August 30, 2021 - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”), a pioneer with a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, today announced the signing of non-binding Letters of Intent (“LOI”) to acquire seven pharmacies in the United States. The proposed all-stock transactions contemplate the acquisition, by Novo, of a 50% interest in each pharmacy. Novo expects to negotiate and enter into definitive agreements and to close the acquisitions during the second half of 2021.

Robert Mattacchione, Novo’s Chairman and CEO, stated, “This acquisition of seven pharmacies, which collectively generated approximately $55 million in annualized revenue in 2020, would establish our footprint in the U.S. with locations in Florida, Virginia, and Arizona. We believe that the daily patient interaction will allow us to leverage our telehealth platform, mobile application (NovoConnect), on-site diagnostic capabilities such as Zgraft, and customized nutrition and wellness product offerings, establishing Novo as a vertically integrated, multidisciplinary health care provider. As part of the proposed all-stock transactions, current management would remain in place to continue operating the pharmacies day-to-day, with a more unique Novo patient product and service offering at each of their locations.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

Novo’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers. The first pillar is building a foundation of traditional hands-on healthcare delivery, through small and micro footprint sized clinic facilities, within a significant service delivery network. The second pillar is the development, integration, and deployment of sophisticated technology, through interconnectivity, which expands the reach of healthcare related service, beyond the traditional clinic location, to geographic areas not readily providing advanced healthcare service to date, including the patient’s home. The third pillar is the development and distribution of effective wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. Additionally, Novo’s science first approach to product innovation further emphasizes Novo’s mandate to create and provide over-the-counter preventative and maintenance care solutions. Innovation in science as represented by proprietary technology assures Novo of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on NHL, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

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Chris David, COO-President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195